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                                     EXHIBIT 23.1
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                                    [Letterhead]

                                  November 20, 1997

Cell Robotics International, Inc.
2715 Broadbent Parkway N.E.
Albuquerque, New Mexico 87107

         Re:  Registration on Form SB-2

Ladies and Gentlemen:

         We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Form SB-2 Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by Cell Robotics International, Inc., a Colorado corporation (the "Company"), in connection with the offering by the Company described therein of up to 2,500,000 shares of Common Stock, $.004 par value, as proposed and more fully described in such Registration Statement.

    We further consent to the reference in such Registration Statement to our having given such opinions.

                                                 Sincerely,



                                                 Clifford L. Neuman